Exhibit 10.10

THIRTEENTH AMENDMENT TO TONKIN MINING LEASE

Amendment Number Thirteen dated February 1, 2003 (“Effective Date”), between Lyle F. Campbell Trust and Julian E. and Jean C. Simpson, husband and wife, (collectively “Lessors”) and Tonkin Springs Venture LP (“TSVLP” or “Lessee”).

RECITALS

A.                                   Lessors and Lessee are parties to a certain Mining Lease (“Mining Lease”) dated effective January 1, 1986, a Memorandum (the “Memorandum” of which was recorded in Book 148, at Page 110, as Reception No. 104566, and amended on January 10, 1986, September 29, 1986, June 10, 1987, August 29, 1988, January 11, 1989, June 29, 1989, April 18, 1990, April 20, 1992, January 22, 1993, April 30, 1993, June 28, 1993 and November 27, 1995 of the real property records of Eureka County, Nevada.

B.                                     Section 2. Term; Rule Against Perpetuities and Severability of Paragraphs in part states that “... this Lease shall remain in force for a term of twenty (20) years from the date hereof and for so long thereafter as there is production of one or more Leased Substances from the Mineral Prospect,...”

C.                                     Lessee and Lessors desire to amend the first paragraph only of Section 2 to the Tonkin Mining Lease and to the Memorandum to change the primary term of the Lease from twenty (20) years to twenty- three (23) years.

Agreement

NOW THEREFORE, in consideration of the foregoing and of the mutual benefits to be derived, Lessee and Lessors agree as follows:

1.               The first paragraph of Section 2. Term; Rule Against Perpetuities and Severability of Paragraphs shall be deleted in its entirety and replaced with the following:

Subject to the other provisions herein contained, this Lease shall remain in force for a term of twenty-three (23) years from the date hereof and for so long thereafter as there is production of one or more Leased Substances from the Mineral Prospect, or any operations permitted hereunder are being conducted on the Mineral Prospect or this Lease is continued in force by reason of any of the provisions hereof; provided, however, the term of this Lease shall not exceed 99 years. During any period of extension beyond the primary term hereof, all of the terms and conditions of this Lease shall remain in full force and effect.

2.               Except as amended by this Thirteenth Amendment and the prior twelve amendments, all of the terms and conditions of the Mining Lease shall remain in full force and effect.

LESSEE:

TONKIN SPRINGS VENTURE LP

By:	/s/ William Reid	Date:	March 6, 2003
William Reid

Title:	President of Tonkin Springs Gold Mining Company General Partner of TSVLP

LESSORS:

THE LYLE F. CAMPBELL TRUST

/s/ Bertha Johnson		Date:	3-13-03
Bertha Johnson, Trustee

/s/ Juhan E. Simpson		Date:	4/4/03
Juhan E. Simpson

/s/ Jean C. Simpson		Date:	April 4, 2003
Jean C. Simpson

ACKNOWLEDGMENTS

STATE OF COLORADO	)
) ss.
COUNTY OF LAKEWOOD	)

On this 6th day of March, 2003, personally appeared before me, a Notary Public, William Reid, in his capacity as President of Tonkin Springs Gold Mining Company, who acknowledged that he executed the above instrument on behalf of said company, freely and voluntarily and for the uses and purposes, therein mentioned.

Witness my hand and official seal.

My commission expires:	6/15/04

/s/ [ILLEGIBLE]
Notary Public

STATE OF NEVADA	)
) ss.
COUNTY OF WASHOE	)

On this 13 day of March, 2003, personally appeared before me, a Notary Public, Bertha Johnson, in her capacity as Trustee for The Lyle F. Campbell Trust, the person whose name is subscribed to the within instrument and, being authorized to do so, acknowledged that she executed the same on behalf of said Trust.

Witness my hand and official seal.

My commission expires:	Dec 28, 2005

/s/ Demaris Deb. Price
Notary Public

STATE OF HAWAII	)	DEMARIS DEB. PRICE
	) ss.	Notary Public - State of Nevada
COUNTY OF MAUI	)	Appointment Number 95-0621-2
My Appt. Expires Dec. 28, 2005

On this 4th day of April, 2003, personally appeared before me, a Notary Public, Julian E. Simpson and Jean C. Simpson, known to me to be the persons whose names are subscribed to the within instrument and being authorized to do so, acknowledged that they executed the same as their free act and deed.

Witness my hand and official seal.

My commission expires:	01/05/2007

/s/ Beverley Nikora
Notary Public State of Hawaii

(SEAL)